UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2008
INVERNESS MEDICAL INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16789	04-3565120

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(Address of principal executive offices, including zip code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On February 4, 2008, the Company posted on its website the Investor presentation attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Company Investor presentation.
Additional Information and Where To Find It
This communication is not a proxy statement or a prospectus for the proposed Matria transaction. Inverness will file a registration statement on Form S-4 in connection with the proposed transaction, which will include Matria’s proxy statement and Inverness’s prospectus for the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, WHICH WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, IF AND WHEN IT BECOMES AVAILABLE. The proxy statement/prospectus and other documents which are filed by Inverness with the Securities and Exchange Commission (the “SEC”) will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made by Inverness to Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: Investor Relations, or by directing a request when such a filing is made by Matria Healthcare, Inc.,1850 Parkway Place, Marietta, GA 30067, Attention: Secretary.
Matria, its directors and certain of its executive officers, as well as Inverness, its directors and certain of its executive officers, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Matria and their respective interests in the proposed transactions will be set forth or incorporated by reference in the proxy statement/prospectus that Inverness and Matria will file with the SEC in connection with the proposed transaction. Information about the directors and executive officers of Matria is available in Matria’s proxy statement for its 2007 annual meeting of stockholders, as filed with the SEC on April 30, 2007 and in its annual report on Form 10-K, as filed with the SEC on March 20, 2007. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.
This communication shall not constitute an offer to sell nor the solicitation of an offer to buy any securities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance

Date: February 4, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company Investor presentation.